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                                                                    EXHIBIT 10.1

                            SHARE PURCHASE AGREEMENT

                                  BY AND AMONG

                                QUIKSILVER, INC.

                          QUIKSILVER AUSTRALIA PTY LTD

                        QUIKSILVER INTERNATIONAL PTY LTD

                                       AND

                SHAREHOLDERS OF QUIKSILVER INTERNATIONAL PTY LTD


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                            SHARE PURCHASE AGREEMENT

          This SHARE PURCHASE AGREEMENT ("Agreement") is made and entered into as of this ___ day of July, 2000 by and among Quiksilver, Inc., a Delaware corporation ("Parent"), Quiksilver Australia Pty Ltd, ACN 091 136 195, a Victoria corporation ("Buyer"), Quiksilver International Pty Ltd, ACN 005 575 548, a Victoria corporation (the "Company"), the shareholders of the Company listed on the signature pages of this Agreement (the "Participating Shareholders"), and Alan L. Green and Echo Beach Pty Ltd (collectively, the "Other Responsible Persons"). For purposes of this Agreement, the terms set forth in Exhibit 1 shall have the meanings specified or referred to therein.

                                 R E C I T A L S

          A. Each of the Participating Shareholders owns issued ordinary shares of the Company (the "Shares").

          B. Buyer desires to purchase all of the Shares owned by the Participating Shareholders, and the Participating Shareholders desire to sell such shares, on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein, the parties hereto agree as follows.

                                   ARTICLE I
                           PURCHASE AND SALE OF SHARES

     Section 1.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, each of the Participating Shareholders hereby sells to Buyer, and the Buyer hereby purchases from such Participating Shareholder, that number of Shares held by such Participating Shareholder as identified on Exhibit A attached hereto across from such Participating Shareholder's name on Exhibit A in consideration for their share of the Purchase Price.

     Section 1.2 Purchase Price. The Purchase Price payable to each of the Participating Shareholders for the purchase and sale of the Shares shall be the aggregate of the three installments calculated in accordance with Section 1.3 and paid to each Participating Shareholder as set forth in Section 1.4.

     Section 1.3 Calculation of Installments. The three installments payable to each Participating Shareholder for the Shares are calculated as follows:

          (a) First Installment:      A x AUD27,011,879.

          (b) Second Installment:     A x 2.0223 (B + C).

          (c) Third Installment:      A x (0.216675) D + 1.805625 (E + F)).


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          Where:

          A is the Participating Shareholder's Participating Percentage;

          B is the Computed Net Income for Year One;

          C is the Computed Net Income for Year Two;

          D is the Computed Net Income for Year Three;

          E is the Computed Net Income for Year Four; and

          F is the Computed Net Income for Year Five.

     Section 1.4 Annual Calculation of Computed Net Income. At the end of each year referred to above in Section 1.3, the Buyer will calculate the amount of Computed Net Income for that year and the Buyer will advise each Participating Shareholder of the amount of Computed Net Income and the basis of its calculation. The Participating Shareholders, either jointly or severally, may request that the amount and the calculation be verified by an internationally recognized accountant, proposed by them and subject to the approval of Buyer in its sole and absolute discretion. The decision of such accountant of the correct amount of Computed Net Income for that year will be binding on all parties. The Participating Shareholders, jointly and severally, shall pay all costs and expenses with respect to such accountant.

     Section 1.5 Installment Payment Dates. The three installments determined under Section 1.3 shall be paid to the Participating Shareholders on the following dates:

          (a) First Installment. At Closing.

          (b) Second Installment. Within 90 days from the end of Year 2.

          (c) Third Installment. Within 90 days from the end of Year 5.

     Section 1.6 Currency. In determining Computed Net Income and the Purchase Price, the currency used will be the Australian dollar; provided however if the domicile of the Company changes after the Closing the currency used will be the United States dollar.

     Section 1.7 Closing. The closing of the transactions contemplated by this Agreement ("Closing") shall take place at such location, time and date as the parties may fix ("Closing Date").

     Section 1.8 Deliveries. At the Closing:

          (a) The Company and the Participating Shareholders hereby deliver to
Buyer:

              (i) certificates representing the Shares being sold by the Participating Shareholders under this Agreement;

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              (ii) instruments of transfer of the Shares in favor of the Buyer or its nominee which have been duly executed by the respective Participating Shareholders and are in registrable form;

              (iii) the written resignations of each director, secretary and public officer of the Company and the Subsidiaries, which resignations must acknowledge that they take effect without any entitlement to compensation (for loss of office or otherwise) as a result;

              (iv) all other documents and records of the Company and Pavilion requested by the Buyer;

              (v) a copy of the MSP Agreement signed by all of the Minority Shareholders; and

              (vi) documentation evidencing that the Company owns all of the issued ordinary shares of Pavilion.

          (b) Buyer will deliver to each Participating Shareholder by wire transfer or by bank cashier's or certified check the amount equal to the consideration to be paid to such Participating Shareholder under Section 1.3(a);

          (c) An executed employment agreement between the Company and Alan Green in substantially the form of Exhibit B.

          (d) An executed employment agreement between the Company and John Law in substantially the form of Exhibit C.

                                   ARTICLE II
                        REPRESENTATIONS AND WARRANTIES OF
                             THE RESPONSIBLE PERSONS

     Except as set forth in the attached Schedules (which lists exceptions to the following representations and warranties and also contains matters required to be disclosed pursuant to this Article II, each of which corresponds to the numbered sections contained in this Article II), each of the Responsible Persons jointly and severally represent and warrant to Parent and Buyer as follows:

     Section 2.1 Incorporation and Capitalization. The Company was incorporated in Victoria, Australia on 16 July, 1979. The Company has issued 4,441,000 fully paid ordinary shares (the "Shares"). The Shares are held by the Shareholders as set forth in Exhibit A attached hereto.

     Section 2.2 Corporate Status and Authority; Enforceability.

          (a) The Company is a corporation duly incorporated and validly existing under the laws of Victoria, Australia, and it has the full power and authority to own its properties and to carry on the business presently being conducted by it. The Company has provided to Buyer true and correct copies of the currently effective charter documents of the Company,

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together with all effective amendments to the same as of the date hereof. The
Company is qualified or licensed as a foreign corporation to do business in each jurisdiction requiring such licensure or qualification.

          (b) The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement, and all corporate action of the Company necessary for such execution, delivery and performance has been duly and validly taken as required by law or under its charter documents. This Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms against the Company, subject to any necessary stamping or registration.

     Section 2.3 Subsidiaries.

          (a) Except for Pavilion and except as set forth in Schedule 2.1(b), the Company does not own, nor has agreed to purchase, any ordinary shares or equity interest in any other corporation, business, joint venture or entity. Pavilion is a corporation duly incorporated and validly existing under the laws of Victoria and has the full power and authority to own its properties and to carry on the business presently being conducted by it. The Company has provided to Buyer true and correct copies of the currently effective charter documents of Pavilion, together with all effective amendments as of the date hereof.

          (b) Pavilion has issued 1,000 fully paid ordinary shares, and such shares are owned of record and beneficially by the Company. Except as set forth in Schedule 2.1(b), all of the issued ordinary shares of Pavilion are subject to no liens, encumbrances or rights of others, and there are no outstanding options, warranties, or other rights in existence to purchase any shares or other securities of Pavilion.

          (c) There is no agreement, arrangement or understanding to which the Company, Pavilion or a Shareholder is a party which gives a right to any person upon a change in the management or control of or ownership of any shares in the Company or Pavilion.

     Section 2.4 Capitalization. Schedule 2.1(a) sets forth the authorized and issued ordinary shares of the Company. All of the Shares have been duly authorized and validly issued. Except as set forth in Schedule 2.1(a), there are no outstanding options, warrants, or other rights in existence to purchase from the Company any ordinary shares or other securities of the Company.

     Section 2.5 Financial Statements. The Company has furnished Buyer, as
Schedule 2.5(a), true copies of (i) the financial statements of each of the Company and Pavilion as of and for the fiscal years ended June 30, 1997, 1998 and 1999, and for the nine-month period ended March 31, 2000 (the "Financial Statements"). Except as set forth in Schedule 2.5(b), the Financial Statements
(i) are complete and correct in all material respects, (ii) have been based upon the information contained in the books and records of the Company or Pavilion, as the case may be, (iii) fairly present the financial condition and results of operations as of and for the period referred to therein, and (iv) have been prepared in accordance with generally accepted accounting principles ("GAAP") in Australia for the period indicated (except that the Financial

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Statements for the nine-month period ended March 31, 2000 do not contain all footnotes required by GAAP and are subject to normal year-end audit adjustments that in the aggregate will not be material).

     Section 2.6 Absence of Certain Changes or Events. Except as set forth in
Schedule 2.6, including without limitation the declaration of dividends and transfer of assets described in Schedule 2.21, since March 31, 2000 there has not occurred:

          (a) Any material adverse change, or development which could result in a material adverse change, in the business, operations, assets, financial condition or results of operations of the Company or Pavilion;

          (b) Any damage, destruction, or other casualty loss to any property of the Company or Pavilion whether covered by insurance or not which in the aggregate exceeds AUD200,000, or any strike, work stoppage or slow-down or other labor dispute;

          (c) Any issuance of any shares of ordinary shares, preferences shares or other security of the Company or Pavilion;

          (d) Any declaration, setting aside or payment of any dividend or other distribution with respect to any stock of the Company or Pavilion, any redemptions of any stock of the Company or Pavilion, or the issuance of any additional shares of, or options or rights to purchase any stock of the Company or Pavilion;

          (e) Any creation of a mortgage, pledge, lien, or other encumbrance or security interest affecting any of the assets of the Company or Pavilion;

          (f) Any sale, assignment, transfer, or other disposition of any tangible or intangible asset of the Company or Pavilion having a fair market value or net book value of more than AUD80,000 per asset or AUD200,000 in the aggregate;

          (g) Any amendment, termination, or waiver of any debt, claim or statutory, contractual or property right of substantial value (which, if quantifiable, shall mean a value in excess of AUD80,000) belonging to or held by the Company or Pavilion;

          (h) Except for regular increases in accordance with past practices and in the ordinary course of business, any increase in the remuneration payable or to become payable by the Company or Pavilion to any of their officers, directors, employees, agents or consultants;

          (i) Any change in accounting methods or practices or any revaluations of any of the assets or liabilities of the Company or Pavilion;

          (j) Any discharge or satisfaction of any liens or encumbrances or any payment of any obligations or liabilities (absolute or contingent) of the Company or Pavilion in excess of AUD80,000, other than obligations or liabilities paid in the ordinary course of business;


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          (k) Any creation of any indebtedness, obligation or liability
(including any guarantee, contractual indemnification or undertaking to answer for the debts or defaults of another) of the Company or Pavilion in excess of AUD80,000 except for those arising out of the ordinary course of business;

          (l) Any extension of credit on account to or acceptance of a note receivable by the Company or Pavilion other than in the ordinary course of business; or any extension of credit to or acceptance of a note from any person or any entity who or which has another account or note with the Company or Pavilion which is 120 days or more past due, except for those arising out of the ordinary course of business or except as agreed upon in writing by the Buyer;

          (m) Any transaction with or payment to the directors, officers or employees of the Company or Pavilion, except (i) bona fide service transactions negotiated on an arm's length basis in the ordinary course of business or (ii) transactions in the ordinary course of business; or

          (n) Any change in any retirement or pension plan for the benefit of any officer, director, employee or consultant of the Company or Pavilion.

     Section 2.7 Absence of Undisclosed Liabilities or Commitments. As of the date hereof, to the best knowledge of each of the Responsible Persons, neither the Company nor Pavilion has any material debts, liabilities, commitments or obligations of any nature, whether absolute, accrued, contingent, or otherwise, not shown and adequately provided for in the Financial Statements.

     Section 2.8 Title to Property.

          (a) Each of the Company and Pavilion has good and marketable title to all of its property and assets, free from mortgages, pledges, liens, encumbrances or any other charges of any kind except as listed in Schedule 2.8(a).

          (b) Except as set forth on Schedule 2.8(b), neither the Company nor Pavilion owns any real property.

          (c) Schedule 2.8(c) lists all personal property owned by the Company or Pavilion.

          (d) Schedule 2.8(d) lists all leases or agreements under which either the Company or Pavilion is lessee of, or holds or operates any property, real or personal, owned by any other party and all leases or agreements under which it is lessor of, or permits any third party to hold or operate any property, real or personal. The leases listed in Schedule 2.8(d) are in full force and effect, and the Company or Pavilion, as applicable, holds a valid and existing leasehold interest under each such lease for the term set forth in Schedule 2.8(d). The Shareholders have delivered to Buyer complete and accurate copies of each of the leases set out in Schedule 2.8(d), and none of the leases have been modified in any material respect. Neither the Company nor Pavilion is in default in any material respect, and no circumstances exist which could result in such default, under any of such leases.


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          (e) All documents which are necessary to establish the title of the
Company and Pavilion to their respective assets are in the possession or under the control of the Company or Pavilion, as applicable, and all have been duly stamped.

     Section 2.9 Banking Facilities. Schedule 2.9 contains a true and complete list of:

          (a) Each bank, savings and loan or similar financial institution in which the Company or Pavilion has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company or Pavilion thereat; and

          (b) The names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of any such person with respect thereto.

     Section 2.10 Pending or Threatened Actions. Except as set forth in Schedule 2.10, there is no action, suit or proceeding with respect to which the Company or Pavilion is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; and to the best knowledge of each of the Responsible Persons there is no action, suit or proceeding threatened against the Company or Pavilion.

     Section 2.11 Contracts and Commitments.

          (a) Schedule 2.11(a) contains a true and complete list of (i) all license agreements to which either the Company or Pavilion is a party, together with all material amendments thereto; (ii) all other material contracts and documents relevant to the Company's business as a licensor of intellectual property, together with all material amendments thereto; and (iii) all sponsorship contracts and other material contracts of Pavilion, together with all material amendments thereto.

          (b) Except as set forth in Schedule 2.11(b), neither the Company nor Pavilion is a party to any: (i) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of the Company or Pavilion other than as disclosed in Schedule 2.8(a);
(ii) guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection; (iii) contract which prohibits the Company or Pavilion from freely engaging in business anywhere in the world; (iv) contract, agreement or understanding with any Shareholder, officer, director or employee (other than for employment on customary terms) of the Company or Pavilion; or
(v) other agreement material to the business of the Company or Pavilion or other agreement not entered into in the ordinary course of business.

          (c) Buyer has been supplied with a true and correct copy of all agreements which are referred to in either Schedule 2.11(a) or Schedule 2.11(b), together with all material amendments, waivers or other changes thereto. The Company and Pavilion are not and, to the best knowledge of each of the Responsible Persons, no other party to any material agreement referred to in either Schedule 2.11(a) or Schedule 2.11(b) is, in default with respect to any material term or condition thereof, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto.


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     Section 2.12 Intellectual Property.

          (a) In this Section 2.12, "Intellectual Property" means any and all intellectual property rights, whether registered or unregistered, including rights in or to or arising under copyright, inventions, trademarks, trade names, brand names, designs, trade secrets, know how, confidential information, goodwill and reputation.

          (b) Schedule 2.12(b) sets forth an accurate and complete description of all trademarks, service marks, trade names, brands and copyrights of each of the Company and Pavilion which are registered or issued or for which registration or issuance is pending with any governmental entity specifying as to each such item, as applicable, the jurisdiction(s) by or in which such trademark, service mark or copyright has been issued or registered or in which an application for such issuance or registration has been filed or proposed, including the registration or application number.

          (c) To the best knowledge of each of the Responsible Persons, each of the registrations and applications set out in Schedule 2.12(b) is valid and current as of the date of this Agreement.

          (d) Each of the Company and Pavilion owns full right title and interest in and to the Intellectual Property listed in Schedule 2.12(b), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character or claims thereto, except as set forth in Schedule 2.12(d). To the best knowledge of each of the Responsible Persons, there has been no unauthorized use, infringement or misappropriation of any Intellectual Property of either the Company or Pavilion, except to the extent disclosed in Schedule 2.10.

          (e) Except to the extent disclosed in Schedule 2.10, to the best knowledge of each of the Responsible Persons, the operations of each of the Company and Pavilion, the use or exercise by it of its Intellectual Property, trademarks, trade names, brand names, applications, licenses and advertising or other literature, do not involve infringement of any proprietary right or Intellectual Property of a third party, and no claims have been made or proceedings issued by any third party against the Company or Pavilion concerning the validity of the Intellectual Property listed in Schedule 2.12(b).

     Section 2.13 All Consents, Permits, Waivers and Approvals Have Been
Obtained.

          (a) Except as set forth in Schedule 2.13, the execution, delivery and performance of this Agreement and the sale of Shares to Buyer hereunder do not require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to any nongovernmental or governmental person or entity.

          (b) No Participating Shareholder is, in relation to the Shares, and the Company is not, a party to any contract, agreement, arrangement or understanding which is in breach of any applicable trade practices legislation nor does any Participating Shareholder (in relation to the Shares) or the Company engage in any conduct or practice which is in breach of that legislation.


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          (c) Each of the Company and Pavilion holds and has fully paid all fees for all licenses, permits or authorizations required or desirable for the conduct of all aspects of its business, except where the failure to so hold or pay such fees would not have a material adverse effect on the operations or financial condition of either the Company or Pavilion.

          (d) To the best knowledge of each of the Responsible Persons, all of the licenses, permits and authorizations referred to in Section 2.13(c) have been fully complied with and are in full force.

          (e) To the best knowledge of each of the Responsible Persons, there are no facts or circumstances involving the Company, Pavilion or their respective affairs which are likely to result in the revocation of or variation in any material respect of any material license, permit or authorization held by either of them.

          (f) No material license, permit or authorization held by either the Company or Pavilion would be adversely affected by, or liable to be terminated, revoked or varied in any material respect by reason of, a change in the ownership of it.

     Section 2.14 Taxes. Except as disclosed in Schedule 2.14:

          (a) Within the times and in the manner prescribed by law, the Company and Pavilion have filed all tax returns, including, without limitation, all income, corporate, local and sales tax returns, required to be filed with respect to any governing body having jurisdiction to levy taxes upon them, such as Australia, the United States of America, any other country, and any provinces, states and local authority of the foregoing.

          (b) All tax returns filed by each of the Company and Pavilion for all periods constitute complete and accurate representations of its tax liabilities for such periods and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to the its future tax liabilities, including cost, cost base or value of or expenditure on its properties and assets.

          (c) Neither the Company nor Pavilion has been the subject of any waiver or extension of any applicable statute of limitations relating to the assessment of taxes.

          (d) No amended tax assessments have been made (and in the case of taxes payable without an original assessment, no original assessment has been made) against either the Company or Pavilion, nor are any examinations of the tax affairs of either the Company or Pavilion currently in progress nor, to the best knowledge of each of the Responsible Persons, is any such examination threatened.

          (e) Schedule 2.14(e) sets forth the amount necessary to pay all taxes of the Company and Pavilion for the fiscal year ended June 30, 2000, which has not been reflected in the provisions for taxes in the Balance Sheets of the Company or Pavilion as of March 31, 2000 contained in the Financial Statements.

          (f) Except for this Agreement and documents or transactions contemplated by this Agreement, all taxes payable have been duly paid and sufficiently stamped and upstamped

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with respect to every document or transaction to which the Company or Pavilion is or has been a party, or by which the Company or Pavilion derives, has derived or will derive a substantial benefit.

          (g) All notices required to be given, or elections required to be made, in support of any tax position adopted or relied upon by either the Company or Pavilion has been duly given or made and (if so required) duly lodged, and all information required to be given or to be retained under any relevant tax legislation has been given or is currently held (as the case may be) by the Company (or Pavilion, as applicable) including any written elections required to be lodged or held (as the case may be) to support positions referred to in this Section 2.14(g).

          (h) There are no outstanding disputes or questions or demands between any tax authority (whether in Australia, any State of Australia or elsewhere) and either the Company or Pavilion.

          (i) Each of the Company and Pavilion has complied with the provisions of Part IIIAA of the Income Tax Assessment Act 1936 and has maintained records of franking debits and franking credits which are sufficient for the purposes of that legislation.

          (j) All accumulated losses and capital losses disclosed in the books of account and tax records of each of the Company and Pavilion are (subject only to satisfying the requirements of subdivision 165E of the Income Tax Assessment Act 1997 in respect of the changes in ownership summarized under this Agreement), allowable to the Company (or Pavilion, as applicable) as deductions or "net capital losses" as the case may be.

          (k) The values attributable to assets of the Company and Pavilion in their financial statements are not different from the values of the Assets for Tax purposes.

          (l) No dividend has been paid by either the Company or Pavilion in respect of which the "required franking amount" has exceeded the "franked amount" of the dividend, or which has been franked in excess of the required franking amount so as to result in the Company (or Pavilion, as applicable) being liable, or potentially liable, to pay "franking deficit tax". All franking credits (if applicable) of the Company as shown in its accounts are fully available for use by them.

          (m) The share capital account of either the Company or Pavilion is not "tainted" within the meaning of section 160ARDM of the Income Tax Assessment Act 1936.

          (n) Neither the Company nor Pavilion has acted otherwise, in relation to any transaction, than in accordance with applicable advance opinions, private binding rulings or public rulings issued by the Commissioner of Taxation.

          (o) Each of the Company and Pavilion has deducted all of the tax required to be deducted from any payments made by it including (but not limited to) interest, royalties, remuneration payable to employees or contractors or payment to a non-resident, and where necessary each of the Company and Pavilion has paid over to the relevant authority all such tax deducted or collected in accordance with all relevant requirements.


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          (p) Neither the Company nor Pavilion has any branch or permanent establishment (as defined in any relevant Double Taxation Agreement with the country of its incorporation) and is not registered to carry on business outside its jurisdiction of incorporation.

          (q) There is no contract agreement or arrangement requiring the Company or Pavilion to make taxable supplies having a value for GST (as defined in Section 5.4) purposes of more than AUD10,000 in total which does not contain a provision enabling the Company or Pavilion as supplier to recover from the other party to the contract agreement or arrangement the amount of any goods and services tax for a supply under that contract agreement or arrangement.

     Section 2.15 Labor Contracts and Employment Warranty Undertakings.

          (a) Schedule 2.15 identifies (i) each collective bargaining agreement and other labor agreement to which the Company or Pavilion is a party or by which it is bound; (ii) each employment, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, health, welfare, commissions, or incentive plan or contract to which the Company or Pavilion is a party, or by which it is or may be bound; and (iii) each plan and agreement under which, in addition to salary and wages, employment related benefits (including, but not limited to, vacation plans or programs, sick leave plans or programs, dental or medical plans or programs, insurance and hospitalization) are afforded to employees of the Company or Pavilion. All of these contracts, agreements and arrangements are in full force and effect. The Company and Pavilion are not and, to the best knowledge of the Responsible Persons, no other party to any such agreement, plan, program or contract is, in default with respect to any material term or condition thereof, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Each of the Company and Pavilion have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities.

          (b) Except as set forth in Schedule 2.15:

              (i) No unfair labor practice complaint is pending against the Company or Pavilion before any governmental agency, no labor strike or other labor trouble affecting the Company or Pavilion is pending, and no labor related grievance is pending against the Company or Pavilion.

              (ii) No labor union organization or representation question is pending respecting the employees of the Company or Pavilion, no such question has been raised within the three year period prior to the date of this Agreement, and each of the Company and Pavilion is in compliance with its obligations in respect of worker representation.

     Section 2.16 Insurance. Schedule 2.16 attached hereto lists each insurance policy maintained by each of the Company and Pavilion with respect to its properties, assets or business operations. All of such insurance policies are in full force and effect, are adequate for the


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Company's and Pavilion's needs, and neither the Company nor Pavilion is in material default with respect to its obligations under any of such insurance policies.

     Section 2.17 Compliance with Applicable Laws. To the best knowledge of each of the Responsible Persons, the conduct of business by the Company and Pavilion does not violate any material laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items in force on the date hereof, nor has the Company or Pavilion received any notice of any such violation and no Responsible Person has any reason to believe any such violations have occurred.

     Section 2.18 Agreement Not a Breach of Other Instruments. Except as set forth in Schedule 2.18, the execution, delivery and performance of this Agreement and the sale of the Shares hereunder do not conflict with or cause a breach of any of the terms, provisions or conditions of the charter documents of the Company or Pavilion or, to the best knowledge of each Responsible Person, any statute, regulation or court or administrative order or process, or any agreement or instrument to or by which the Company or Pavilion is a party or is bound.

     Section 2.19 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Responsible Persons or the Company or Pavilion.

     Section 2.20 Interested Transactions. Except as set forth in Schedule 2.20, no Shareholder nor any associates of a Shareholder (i.e., any spouse or child of any Shareholder or any firm, corporation, association or business enterprise in which a Shareholder or any such relative participates as a director, officer, employee, agent, Shareholder, partner or joint venturer or has any financial interest) has any financial interest in any firm, corporation, association or business enterprise which competes with, is a licensee, supplier or customer of, or is engaged in any business of the kind being conducted by the Company or Pavilion. Except as stated on Schedule 2.20, no Shareholder (nor any associates of a Shareholder) has any financial interest in any contract with, commitment or obligation of or to, or claim against the Company or Pavilion. Neither the Company nor Pavilion has any loans or advances outstanding to any Shareholder or any associates of a Shareholder or to any director, officer or employee.

     Section 2.21 Transfer of Certain Assets. Prior to the Closing Date, the Company has transferred or otherwise distributed or liquidated the assets listed on Schedule 2.21. On the date of this Agreement, the ratio of the Company's current assets to its current liabilities is at least 1.2 to 1.0.

     Section 2.22 Environmental Matters.

          (a) Unless otherwise defined in this Agreement, capitalized terms used in this Section 2.22 shall be defined as set forth on Schedule 2.22.

          (b) To the best knowledge of each of the Responsible Persons, the Company has complied with all Environmental Laws relating to the property listed on Schedule 2.8(b) (the "Property").

          (c) No process, operation or activity involving Pollutants, Contaminants or Waste (or the storage or disposal of any of them):

              (i) Is conducted on the Property; or

              (ii) To the best knowledge of each Responsible Person, has ever been conducted on the Property.

          (d) All equipment for the control, reduction or improvement of Pollution which any Environmental Law requires any person to have or use in connection with the conduct of the Company's business is located on the Property.

          (e) The Property is not Contaminated.

          (f) The Property is not, and to the best knowledge of each of the Responsible Persons has never been, a source of Pollution.

          (g) The Company has not received any Environmental Notice in relation to the Property.

     Section 2.23 Disclosure. To the best knowledge of each of the Responsible Persons, the information relating to and concerning the Company and Pavilion contained in this Agreement, any Schedule hereto or in any other certificate, instrument or other document given by the Company in connection with this Agreement (including each representation and warranty contained herein or therein) is true, correct and complete and contains no untrue statement of material fact or omits or will omit to state material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE III
        REPRESENTATIONS AND WARRANTIES OF THE PARTICIPATING SHAREHOLDERS

     Section 3.1 Participating Shareholders. Each Participating Shareholder represents and warrants to Buyer as follows:

          (a) Title to Shares. Such Participating Shareholder is the owner of the number of Shares indicated on Exhibit A attached hereto across from such Participating Shareholder's name. No other person or entity has any right, title, or interest, beneficially or of record, in or to the Shares owned by such Participating Shareholder, other than beneficiaries of a trust of which a Participating Shareholder is a trustee, and such Shares are free and clear of any claims, liens, encumbrances, security agreements, equities, options, charges, or restrictions, and can be delivered and surrendered to Buyer pursuant hereto without obtaining the consent or approval of any other person or governmental authority. Upon the transfer and delivery of such Shares to Buyer in accordance with this Agreement and payment therefor, Buyer will become the owner and holder of all of such Shares free and clear of all liens, encumbrances, pledges, claims, charges and restrictions on transfer.

          (b) Authority. This Agreement constitutes the legal, valid, and binding obligation of such Participating Shareholder enforceable in accordance with its terms. The consummation of the transactions contemplated by this Agreement and fulfillment of the terms hereof will not breach any of the terms and provisions of, or constitute a default by such Participating Shareholder under, any agreement or instrument to which such Participating Shareholder is a party or by which such Participating Shareholder is bound, or any statute, ruling, decree, judgment, order or regulation of any governmental authority having jurisdiction over such Participating Shareholder or such Participating Shareholder's property; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Participating Shareholder of the transactions on such Participating Shareholder's part contemplated hereby.

     Section 3.2 Additional Representations and Warranties of Green and Law. Alan L. Green hereby represents and warrants to Buyer that the representations and warranties of Dovali Pty Ltd under Section 3.1 are true and correct. John A. Law hereby represents and warrants to Buyer that the representations and warranties of Alimoc Pty Ltd under Section 3.1 are true and correct.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

          Except as set forth in the attached Schedule (which lists exceptions to the following representations and warranties and also contains matters required to be disclosed pursuant to this Article IV, each of which corresponds to the numbered sections contained in this Article IV), Parent and Buyer jointly and severally represent and warrant to the Company and the Participating Shareholders as follows:

     Section 4.1 Organization; Qualification. Each of Parent and Buyer (a) is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation; (b) has the corporate power and authority to carry on its business as now conducted; (c) has delivered to the Company complete and correct copies of its charter documents as currently in effect; and
(d) is qualified to do business in each jurisdiction in which the property owned, leased or operated by it or the business conducted by it makes such qualification necessary.

     Section 4.2 Authority. Each of Parent and Buyer has full corporate power and authority to execute and deliver this Agreement, and to perform its obligations under, and to consummate the transactions contemplated by, this Agreement, and all corporate action of it necessary for such execution, delivery and performance has been duly and validly taken as required by law or under its charter documents. This Agreement constitutes the legal, valid and binding obligation of Parent and Buyer enforceable in accordance with its terms against them. The execution and delivery of this Agreement by Parent and Buyer do not, and the performance and consummation by them of the transactions contemplated by this Agreement, will not (a) conflict with, constitute or result in a breach or violation of, or default under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, agreement, contract or other instrument or obligation to which they are a party or by which any of their respective assets or properties are bound; (b) violate any judgment, order, injunction, decree, statute, rule, or regulation applicable to them or any of their respective assets or properties; (c) contravene, violate or be impermissible under their charter documents; or

(d) permit any party to terminate any lease, contract, agreement or other instrument to which they are a party or to accelerate the maturity of any of their indebtedness.

     Section 4.3 No Consents. Except as contemplated by this Agreement, neither the execution of this Agreement by Parent and Buyer, nor the consummation of the transactions contemplated hereby, require the consent or approval of, or declaration, filing or registration with, any governmental authority.

     Section 4.4 No Broker or Finder. Neither Parent nor Buyer has had discussions with, negotiated with, been represented by or employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees to any individual or entity in connection with this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE V
                       ADDITIONAL COVENANTS AND AGREEMENTS

     Section 5.1 Announcements. The notices to the general public and the press relating to the transactions contemplated by this Agreement shall be made only at such time and in such manner as may be mutually agreed upon by Buyer and the Company; provided, however, that any party shall be entitled to make a public announcement about such transactions if, in the opinion of its counsel, such announcement is required to comply with any applicable law, rule or regulation. Information provided by either party to third parties whose assistance and cooperation may, in the judgment of such informing party, be required to the successful consummation of the transactions contemplated by this Agreement, and information provided by either party to its employees with respect to such transactions, shall not be construed as a general notice, release, statement or communication within the meaning or intent of this section.

     Section 5.2 Guaranty of Buyer's Obligations. Parent hereby guarantees all of the obligations of Buyer under this Agreement and any agreement attached hereto as an exhibit.

     Section 5.3 Parent Management. The Participating Shareholders acknowledge that they have agreed to sell their Shares to Buyer under the terms of this Agreement in substantial part because of the Participating Shareholders' belief that Parent's current management has the ability and vision to continue the profitability of the Company, thereby increasing the value of the payments to be made to the Participating Shareholders under Section 1.3. Accordingly, Parent hereby agrees to use its reasonable efforts to provide for the continuity of Parent's current management until the end of Year 5.

     Section 5.4 Goods and Services Tax.

          (a) If a payment to satisfy a claim or a right to claim under or in connection with this Agreement (for example, for a breach of any warranty, or for indemnity or for reimbursement of any expense) gives rise to a liability to pay goods and services tax ("GST"), the payer must pay, and indemnify the payee against, the amount of that GST.

          (b) If a party has a claim under or in connection with this Agreement for a cost on which that party must bear GST, the claim is for the cost plus all GST (except any GST for which that party is entitled to an input tax credit).

          (c) If a party has a claim under or in connection with this Agreement whose amount depends on actual or estimated revenue or which is for a loss of revenue, revenue must be calculated without including any amount received or receivable as reimbursement for GST (whether that amount is separate or included as part of a larger amount).

     Section 5.5 Directors' Meetings at Closing. At Closing the Shareholders shall procure that a duly convened meeting of the directors of the Company and Pavilion is held at which it is resolved:

          (a) In the case of the Company, that each of the transfers of the Shares be approved for registration (subject only to the payment of stamp duty) and that, upon registration, the appropriate share certificate be issued in the name of the Buyer or its nominees;

          (b) To appoint as directors, secretary and public officer, with effect from the end of the meeting, the persons nominated in writing by the Buyer;

          (c) To accept the resignation of the existing directors, secretary and public officer with effect from the end of the meeting;

          (d) To revoke all existing authorities to operate bank accounts and to approve new authorities in favor of the persons previously nominated by the Buyer; and

          (e) To transfer such other business as the Buyer may reasonably require.

     Section 5.6 Stamp Duty. The Participating Shareholders, jointly and severally, shall be responsible for and pay fifty percent (50%) of, and the Buyer shall be responsible for and pay fifty percent (50%) of, the stamp duty resulting from this Agreement and the transactions contemplated hereunder.

     Section 5.7 Security Interest. The parties acknowledge that, under loan agreements between Parent and its lenders, such lenders have certain rights to use the shares of the Company to be acquired hereunder and under the MSP Agreement by Buyer (the "QII Shares") as security for such lenders' loans to Parent. However, Buyer agrees that if Parent's lenders no longer have any rights to use the QII Shares as security for their loans to Parent, Buyer shall grant to the Participating Shareholders a security interest in the QII Shares to secure the Buyer's obligations under the third installment described in Section 1.3(c); provided, however, in no event, shall Buyer be obligated to grant a security interest to the Participating Shareholder in more than sixty-five (65%) of the QII Shares.

                                   ARTICLE VI
                               GENERAL PROVISIONS

     Section 6.1 Notices. All notices, demands, requests, consents, approvals or other communications (collectively "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered or certified mail, return receipt requested, or (c) when received by the addressee, if sent by mail, registered or certified (return receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

            If to Parent or Buyer:     Quiksilver, Inc.
                                       15202 Graham Street
                                       Huntington Beach, CA  92649
                                       Attention:     Robert B. McKnight, Jr.
                                       Telephone:     (714) 889-4279
                                       Facsimile:     (714) 889-2323

            With Copies to:            Hewitt & McGuire, LLP
                                       19900 MacArthur Boulevard
                                       Suite 1050
                                       Irvine, CA  92612
                                       Attention:     John D. Hudson
                                       Telephone:     (949) 798-0500
                                       Facsimile:     (949) 798-0511

                                       Blake Dawson Waldman
                                       101 Collins Street
                                       Melbourne, Victoria
                                       Australia 3000
                                       Attention:  Mary Padbury
                                       Telephone:      61 (3) 9679-3000
                                       Facsimile:      61 (3) 9679-3111

           If to the Company:          Quiksilver International Pty Ltd
                                       Quiksilver Drive
                                       Torquay Victoria
                                       Australia  3228
                                       Attention:     Michael Owen
                                       Telephone:     61 (3) 5261-6222
                                       Facsimile:     61 (3) 5261-6241

           With Copy to:               Corrs Chambers Westgarth
                                       Bourke Place
                                       600 Bourke Street
                                       GPO Box 9925
                                       Melbourne, Victoria
                                       Australia  3001
                                       Attention:     Dennis Nettlefold
                                       Telephone:     61 (3) 672-3000
                                       Facsimile:     61 (3) 602-5544

           If to Participating
           Shareholders:               At the address and facsimile for each of
                                       the Participating Shareholders shown on
                                       their signature page.

     Section 6.2 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

     Section 6.3 Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of New York.

     Section 6.4 Entire Agreement. The terms of this Agreement are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding, if any, involving this Agreement.

     Section 6.5 Dispute Resolution. The parties agree that all disputes arising under this Agreement will be settled by binding arbitration in the following manner:

          (a) If the party bringing a dispute to arbitration under this Agreement (the "Complainant") is the Company or any of the Participating Shareholders, the services and rules of the American Arbitration Association will be used and the arbitration will be held in the United States. Three arbitrators will be used with one arbitrator being selected by the Complainant, one being selected by the party responding to the Complainant (the "Respondent"), and the third being selected by agreement of the two.

          (b) If the Complainant is Parent or Buyer, the arbitration shall be held in the state of Victoria, Australia, in accordance with the Commercial Arbitration Act of 1984 (Victoria). Three arbitrators will be used with one arbitrator being selected by the Complainant, one being selected by the Respondent, and the third selected by the Chairperson for the time being of the Chapter of the Institute of Arbitrators Australia in Victoria. The parties agree that they may be represented in arbitration proceedings by a legal practitioner.

     Section 6.6 Exhibits and Schedules. Each of the Exhibits and Schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by this reference.

     Section 6.7 Further Assurances. The parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other party may reasonably require to consummate, evidence, or confirm the agreements contained herein in the manner contemplated hereby. In addition, at the request of Buyer, each Responsible Person shall furnish the Buyer with any documents or records relating to the Company or Pavilion in the possession or control of such Responsible Person.

     Section 6.8 Successors and Assigns. This Agreement and the provisions hereof shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

     Section 6.9 Legal Fees. In the event any action in law or equity, arbitration or other proceeding is brought for the enforcement of this Agreement or in connection with any of the provisions of this Agreement, the prevailing party or parties shall be entitled to its legal fees on a solicitor/client basis and other costs reasonably incurred in such action or proceeding.

     Section 6.10 Equitable Remedies. In addition to legal remedies, to the extent allowed pursuant to this Agreement or by law, in recognition of the fact that remedies at law may not be sufficient, the parties hereto (and their successors) shall be entitled to equitable remedies including, without limitation, specific performance and injunction.

     Section 6.11 Expenses. Each party hereto shall pay its own expenses incident to the negotiation and preparation of this Agreement and all other documents necessary or appropriate to consummate the transactions contemplated hereby, and shall bear its own costs and expenses incurred in closing and carrying out the transactions contemplated by this Agreement, including any broker's or finder's fees and the expenses of its representatives.

     Section 6.12 Amendment. This Agreement may be amended or modified in whole or in part at any time prior to the Closing Date by an agreement in writing among Buyer, the Company, the Participating Shareholders and the Other Responsible Persons.

     Section 6.13 Opportunity to Consult Counsel. Each Participating Shareholder acknowledges that such Participating Shareholder has had full and adequate opportunity to have this Agreement reviewed by such Participating Shareholder's independent counsel and to discuss this Agreement with such counsel.

                [Remainder of this page intentionally left blank]

          The parties to this Agreement have executed this Agreement upon the day and year first set forth above.

                       "PARENT"

                       QUIKSILVER, INC., a Delaware corporation

                       By:
                           ------------------------------------
                       Name:
                             ----------------------------------
                       Title:
                              ---------------------------------


                       "BUYER"

                       QUIKSILVER AUSTRALIA PTY LTD, a Victoria corporation

                       By:
                           ------------------------------------
                       Name:
                             ----------------------------------
                       Title:
                              ---------------------------------

                       By:
                           ------------------------------------
                       Name:
                             ----------------------------------
                       Title:
                              ---------------------------------

                       "COMPANY"

                       QUIKSILVER INTERNATIONAL PTY LTD, a Victoria corporation

                       By:
                           ------------------------------------
                       Name:
                             ----------------------------------
                       Title:
                              ---------------------------------

                       "PARTICIPATING SHAREHOLDERS"

                       DOVALI PTY LTD:

                       By:
                           ------------------------------------
                       Name:
                             ----------------------------------
                       Title:
                              ---------------------------------

                       Address:
                                -------------------------------

                                -------------------------------

                                -------------------------------

                       Fax No:
                                -------------------------------

                       ALIMOC PTY LTD:

                       By:
                           ------------------------------------
                       Name:
                             ----------------------------------
                       Title:
                              ---------------------------------

                       Address:
                                -------------------------------

                                -------------------------------

                                -------------------------------

                       Fax No:
                                -------------------------------

                       ----------------------------------------
                       John A. Law

                       ----------------------------------------
                       Geraldine M. Law

                       Address:
                                -------------------------------

                                -------------------------------

                                -------------------------------
                       Fax No:
                                -------------------------------

                       "OTHER RESPONSIBLE PERSONS"

                       ----------------------------------------
                       Alan L. Green

                       Address:  105 Strathmore Drive
                                 Jan Juc, Victoria
                                 Australia  3228
                       Fax No:   61 (3) 5261-6080

                       ECHO BEACH PTY LTD:

                       By:
                           ------------------------------------
                       Name:
                             ----------------------------------
                       Title:
                              ---------------------------------

                       Address:
                                -------------------------------

                                -------------------------------

                                -------------------------------

                       Fax No:
                                -------------------------------

                                   SCHEDULE 1

                                   DEFINITIONS

     For purposes of the foregoing Agreement, the following definitions shall apply:

     "Adjusted Expenses" shall mean, with respect to any fiscal year, the lesser of (i) the actual expenses incurred by the Company in its operations (exclusive of Company Income Taxes) for such fiscal year, and (ii) 35% of the Royalty Income for such fiscal year.

     "Affiliate" means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

     "Australian Company Tax Rate" shall mean the relevant rate of income tax payable from time to time by corporations under the Income Tax Rates Act 1986.

     "Buyer" shall have the meaning set forth in the Preamble.

     "Closing" means the consummation of the transaction contemplated by this Agreement. The time "Closing Date" and place of the Closing are set forth in
Section 1.5.

     "Company" shall have the meaning set forth in the Preamble.

     "Company Income Taxes" shall mean, with respect to any fiscal year, the product equal to (i) the Royalty Income for such fiscal year less the Adjusted Expenses for such fiscal year, times (ii) the Australian Company Tax Rate for such fiscal year.

     "Computed Net Income" shall mean, with respect to any fiscal year of the Company, the greater of (i) the amount equal to Royalty Income, less Adjusted Expenses, less Company Income Taxes or (ii) AUD5,000,000.

     "Minority Shareholders" shall mean the Persons listed on Exhibit A attached hereto under the heading "Minority Shareholders."

     "MSP Agreement" shall mean the Minority Shareholder Purchase Agreement of even date herewith by and among Parent, Buyer and the Minority Shareholders in the form attached hereto as Exhibit D.

     "Participating Percentage" means, with respect to each Participating Shareholder, the percentage determined by dividing (i) the number of Shares held by such Participating Shareholder on the Closing Date by (ii) the aggregate number of Shares held by all Participating Shareholders on the Closing Date.

     "Participating Shareholders" means the Persons listed on Exhibit A attached hereto under the heading "Participating Shareholders."

     "Pavilion" shall mean Pavilion Productions Pty Ltd, a Victoria corporation.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization.

     "Purchase Price" shall have the meaning set forth in Section 1.2.

     "Responsible Persons" means Alan L. Green, Echo Beach Pty Ltd, and the Participating Shareholders.

     "Royalty Income" shall mean the product equal to (i) the actual net sales of the Company's products in the Company's licensed territories for the applicable fiscal year ending June 30 multiplied by (ii) the royalty rates in effect as of the date of this Agreement in the territory in question (and for which purpose the amending agreement dated December 1, 1998 between the Company and Ug Manufacturing Co Pty Ltd and the amending agreement dated December 1, 1998 between the Company and Quiksilver Japan K.K. shall be disregarded) and converted into AUD; provided that if a territory does not have a royalty rate as of the date of this Agreement, the actual royalty rate at the relevant time will be used.

     "Shareholders" shall mean collectively the Participating Shareholders and the Minority Shareholders.

     "Shares" means the issued ordinary shares of the Company.

     "Year One" shall mean the Company's fiscal year ending June 30, 2001.

     "Year Two" shall mean the Company's fiscal year ending June 30, 2002.

     "Year Three" shall mean the Company's fiscal year ending June 30, 2003.

     "Year Four" shall mean the Company's fiscal year ending June 30, 2004.

     "Year Five" shall mean the Company's fiscal year ending June 30, 2005.

     In addition, where quantifiable, the term "material" shall mean AUD100,000 per event and AUD400,000 in the aggregate.

                                  SCHEDULE 2.22

          For the purposes of Section 2.22 of the Agreement, the following definitions shall apply:

          "CONTAMINANT" means any substance or thing the presence or effect of which on land will make that land Contaminated.

          "CONTAMINATED" means in respect of land:

              (i) that the land is affected or degraded by the presence of any substance (including without limitation any Dangerous Good, Hazardous Material, asbestos or any Waste); and

              (ii) having regard to the use of the land (or of any other land in its vicinity), the substance creates, or may create, a risk of harm to the Environment.

          "DANGEROUS GOOD" has the same meaning as in the most recent edition of the Australian Code for the Transport of Dangerous Goods by Road and Rail.

          "ENVIRONMENT" means all components of the earth, including:

              (i) land, air and water;

              (ii) the atmosphere and any part or layer of it;

              (iii) flora and fauna;

              (iv) any organic or inorganic matter;

              (v) any living organism (including humans);

              (vi) any human made or modified structure or area;

              (vii) the aesthetic characteristics of the earth or any of its components, including their respective appearance, sound, odor, taste or texture; and

              (viii) ecosystems with any combinations of any of the above.

          "ENVIRONMENTAL LAW" means any law:

              (i) relating to the storage, handling or transportation of Waste, Dangerous Goods or Hazardous Material; or

              (ii) relating to occupational health and safety; or

              (iii) which has as one of its purposes or effects the protection of the Environment.

          "ENVIRONMENTAL NOTICE" means in relation to any land any direction, order, demand or other requirement from any governmental agency to take any action or refrain from taking any action in respect of the land or its use in connection with any Environmental Law.

          "HAZARDOUS MATERIAL" means material which, because it is toxic, corrosive, flammable, explosive or infectious or possesses some other characteristic, is dangerous or potentially dangerous to the Environment when:

              (i) stored or handled; or

              (ii) any part of the Environment is exposed to, or affected by, the material.

          "POLLUTANT" means any substance which constitutes Pollution.

          "POLLUTION" means any of the following:

              (i) air pollution, within the meaning of the Clean Air Act 1961
(NSW);

              (ii) water pollution, within the meaning of the Clean Waters Act 1970 (NSW);

              (iii) contaminated premises, within the meaning of the Environmentally Hazardous Chemicals Act, 1985 (NSW);

              (iv) offensive noise, within the meaning of the Noise Control Act, 1975 (NSW); and

              (v) the disposal of Waste in a manner which harms, or is likely to harm, the Environment.

          "WASTE" means any discarded, rejected, unwanted, surplus or abandoned substance, whether or not:

              (vi) that act has occurred intentionally;

              (vii) that substance has a value or use;

              (viii) the substance is intended or capable of being used for sale, recycling, reprocessing, recovery or purification.

                                LIST OF EXHIBITS

Exhibit A - Shareholders and Ownership Percentages

Exhibit B - Employment Agreement

     o    Alan Green

     o    Five year term

Exhibit C - Employment Agreement

     o    John Law

     o    Five year term

Exhibit D - Minority Shareholder Purchase Agreement

                                    EXHIBIT A

                     SHAREHOLDERS AND OWNERSHIP PERCENTAGES

Participating Shareholders              No. of Shares     Ownership Percentage
--------------------------              -------------     --------------------

Dovali Pty Ltd                            2,183,751              49.17%
Alimoc Pty Ltd                            1,501,058              33.80
Geraldine M. and John A. Law                164,317               3.70
                                          ---------              -----
                  Subtotal                3,849,126              86.67%

           Minority Shareholders

Propaton Pty Ltd                            164,317               3.70
Echo Beach Pty Ltd                          133,333               3.00
Sea Note Pty Ltd                             57,733               1.30
Henry Robert Hodge                           35,528               0.80
John Hugh Winship                            35,528               0.80
Murray Boyd                                  35,528               0.80
Brothers Neilsen Pty Ltd                     33,307               0.75
Gregory John Brown                           27,764               0.63
Alligator Pty Ltd                            22,205               0.50
Mella Jarlie Pty Ltd                         22,205               0.50
Paul Gerard Hart                             13,323               0.30
Ocalim Pty Ltd                               11,103               0.25
                                          ---------             ------
                  Subtotal                  591,874              13.33%
                                          ---------             ------
                  Total                   4,441,000             100.00%
                                          =========             ======

                                      A-1